UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2013 (June 10, 2013)

SANCHEZ ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 35372	45-3090102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby Street
Suite 1800
Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Purchase Agreement

On June 10, 2013, Sanchez Energy Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), by and among the Company, the subsidiary guarantors named therein (the “Guarantors”) and RBC Capital Markets, LLC, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), providing for the offer and sale of $400 million in aggregate principal amount of the Company’s 7.75% senior notes due 2021 (the “Notes”). The Notes were sold to the public at par for net proceeds of approximately $389 million, after deducting the Initial Purchasers’ discounts and estimated offering expenses. The net proceeds were used to repay borrowings outstanding under the Company’s first lien revolving credit facility, to retire the Company’s second lien term loan facility after repaying in full the borrowings outstanding under such facility and for general corporate purposes. The closing of the issuance and sale of the Notes occurred on June 13, 2013.

The Notes were offered and sold to the Initial Purchasers in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were resold by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The Purchase Agreement contains customary representations, warranties and agreements of the parties and customary conditions to closing, obligations of the parties and termination provisions. The Company and Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.  The Company and the Guarantors also agreed to enter into a registration rights agreement with the holders of the Notes.  The Purchase Agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, the Purchase Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Indenture and Notes

The Notes were issued pursuant to an indenture, dated as of June 13, 2013 (the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee.

The Notes are the general unsecured senior obligations of the Company. The Notes rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness and senior in right of payment to any of the Company’s future subordinated indebtedness. The Notes are effectively junior in right of payment to all of the Company’s existing and future secured indebtedness and other secured obligations, including any borrowings outstanding under the Company’s first lien revolving credit facility, to the extent of the value of the assets securing such indebtedness and obligations. The Notes are fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Guarantors.  In the future, to the extent set forth in the Indenture, certain subsidiaries of the Company will also be required to fully and unconditionally guarantee the Notes on a joint and several senior unsecured basis.

Maturity and Interest

The Notes will mature on June 15, 2021, and interest is payable on the Notes on June 15 and December 15 of each year, commencing December 15, 2013.

Redemption

The Company has the option to redeem all or a portion of the Notes at any time on or after June 15, 2017 at the redemption prices specified in the Indenture plus accrued and unpaid interest, if any.  The Company may also redeem all or any part of the Notes at a “make-whole” redemption price specified in the Indenture, plus accrued and unpaid interest, if any, at any time before June 15, 2017.  In addition, the Company may redeem up to 35% of the aggregate principal amount of the Notes before June 15, 2016 under certain circumstances with the net cash proceeds from certain equity offerings at a redemption price of 107.750% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any. The Company may also be required to repurchase the Notes upon a change of control.

Certain Covenants

The Indenture restricts the Company’s ability, and the ability of the Company’s restricted subsidiaries, to: (i) incur, assume or guarantee additional indebtedness or issue certain types of equity securities; (ii) pay distributions on, purchase or redeem shares or purchase or redeem subordinated debt; (iii) make certain investments; (iv) enter into certain transactions with affiliates; (v) create or incur liens on their assets; (vi) sell assets; (vii) consolidate, merge or transfer all or substantially all of their assets; (viii) restrict distributions or other payments from the Company’s restricted subsidiaries; and (ix) designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications, including that certain of the covenants will be terminated if at any time no default exists under the Indenture and the Notes receive an investment grade rating from both of two specified ratings agencies.

Events of Default

The Indenture provides that each of the following is an event of default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due (at maturity, upon redemption, repurchase, acceleration or otherwise) of the principal of, or premium, if any, on, the Notes; (iii) failure by the Company to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by the Company for 30 days after notice to comply with certain obligations to repurchase Notes; (v) failure by the Company for 180 days after notice to comply with its reporting obligations; (vi) failure by the Company for 60 days after notice to comply with any of the other agreements in the Indenture; (vii) there occurs with respect to any indebtedness having an outstanding principal amount of $20 million or more of the Company or any of its restricted subsidiaries (a) an event of default which results in such indebtedness being due and payable prior to its express maturity or (b) failure to make a principal, premium or interest payment when due and such defaulted payment is not made, waived or extended within the applicable grace period; (viii) failure by the Company, any of its restricted subsidiaries or other significant subsidiary to pay final judgments aggregating in excess of $20 million, which judgments are not paid, discharged or stayed for a period of 60 days; (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of the Company’s significant subsidiaries; and (x) any Note guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a guarantor of the Notes denies or disaffirms its obligations under its Note guarantee. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company or the Company’s significant subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with the representative of the Initial Purchasers, dated as of June 13, 2013.  Under the Registration Rights Agreement, the Company and the

Guarantors have agreed to file and use commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act so as to permit the exchange offer to be consummated no later than the 400th day following the issuance of the Notes. Under specified circumstances, the Company and Guarantors have also agreed to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes. The Company and the Guarantors are required to pay additional interest (up to a maximum of 1.0%) if they fail to comply with their obligations to consummate the exchange offer or to cause a shelf registration statement relating to resales of the Notes to become effective within the time periods specified in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 8.01.                                        Other Events.

On June 10, 2013, the Company issued a press release announcing that it had priced the offer and sale of the Notes. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

As a result of completion of the offering and sale of the Notes, the borrowing base under the Company’s first lien revolving credit facility was reduced from $175 million to $87.5 million.  Furthermore, a portion of the net proceeds from the offering and sale of the Notes was used to repay in full, and retire, the Company’s second lien term loan facility.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of June 13, 2013, among Sanchez Energy Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.
4.2

Registration Rights Agreement, dated as of June 13, 2013, by and among Sanchez Energy Corporation, the subsidiary guarantors named therein and RBC Capital Markets, LLC, as representative of the several initial purchasers named therein.

10.1

Purchase Agreement, dated June 10, 2013, by and among Sanchez Energy Corporation, the subsidiary guarantors named therein and RBC Capital Markets, LLC, as representative of the several initial purchasers named therein.

99.1	Press Release dated June 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: June 14, 2013	By:	/s/ Michael G. Long
Michael G. Long
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of June 13, 2013, among Sanchez Energy Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.
4.2

Registration Rights Agreement, dated as of June 13, 2013, by and among Sanchez Energy Corporation, the subsidiary guarantors named therein and RBC Capital Markets, LLC, as representative of the several initial purchasers named therein.

10.1

Purchase Agreement, dated June 10, 2013, by and among Sanchez Energy Corporation, the subsidiary guarantors named therein and RBC Capital Markets, LLC, as representative of the several initial purchasers named therein.

99.1	Press Release dated June 10, 2013.